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                               ARTICLES OF MERGER

                                       OF

              DALECO RESOURCES CORPORATION, A DELAWARE CORPORATION

                                  INTO AND WITH

          DALECO RESOURCES CORPORATION OF NEVADA, A NEVADA CORPORATION

To the Secretary of State of Nevada:

         Pursuant to the provisions of Chapter 92A, Nevada Revised Statutes Daleco Resources Corporation, the foreign corporation and Daleco Resources Corporation of Nevada, the domestic corporation herein named do hereby adopt the following Articles of Merger.

         1. Annexed hereto and made a part hereof is the Plan of Merger for merging Daleco Resources Corporation, a business corporation organized under the laws of the State of Delaware, with and into Daleco Resources Corporation of Nevada, a business corporation organized under the laws of the State of Nevada. The said Plan of Merger has been adopted by the Board of Directors of Daleco Resources Corporation and by the Board of Directors of Daleco Resources Corporation of Nevada.

         2. The merger of Daleco Resources Corporation with and into Daleco Resources Corporation of Nevada is permitted by the laws of the State of Delaware, Daleco Resources Corporation's jurisdiction of organization and has been authorized in compliance with said laws, by which Daleco Resources Corporation is governed.

         3. The said Plan of Merger was approved by the Board of Directors of Daleco Resources Corporation on January 3, 2002, and was submitted to the stockholders of Daleco Resources Corporation on February 28, 2002 at the Annual Meeting of Stockholders pursuant to the provisions of the laws of its jurisdiction of its organization and the manner of approval thereof by said stockholders was as follows:

         (i) The designation, the number of outstanding shares, and the number of votes entitled to be cast by each class entitled to vote on the said Plan of Merger are as follows:

         (a) Designation of class: Common Stock

         (b) Number of outstanding shares of Common Stock entitled to vote at the Annual Meeting: 16, 377, 614

         (c) Number of shares of Common Stock voted:

                  For:     11,391,439
                  Against: 362,584
                  Abstain: 30



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         4. The said Plan of Merger was approved by the unanimous written consent of the sole stockholder of Daleco Resources Corporation of Nevada and by its Board of Directors pursuant to the provisions of Chapter 92A, Nevada Revised Statutes.

         5. The Articles of Incorporation of Daleco Resources Corporation of Nevada, shall be amended and changed by reason of the merger herein certified by striking out article 1. and thereof, relating to the name of said surviving corporation, and by substituting in lieu thereof the following article:

         "1. Name of Corporation: DALECO RESOURCES CORPORATION

         6. The merger herein provided for shall become effective in the State of Nevada on the date of the acceptance of these Articles of Merger.






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Signed on this 26th day of March 2002.

                           Daleco Resources Corporation

                                             /s/ Dov Amir
                                    ---------------------------------
                                    Dov Amir
                                    Chairman of the Board of Directors
                                    and Chief Executive Officer

                                    Daleco Resources Corporation of Nevada

                                          /s/ Gary J. Novinskie
                                    ---------------------------------
                                    Gary J. Novinskie
                                    President



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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER adopted for Daleco Resources Corporation, a business corporation organized under the laws of the State of Delaware, by resolution of its Board of Directors on January 3, 2002, and adopted for Daleco Resources Corporation of Nevada, a business corporation organized under the laws of the State of Nevada, by resolution of its Board of Directors on March 26, 2002. The names of the corporations planning to merge are Daleco Resources Corporation, a business corporation organized under the laws of the State of Delaware, and, Daleco Resources Corporation of Nevada, a business corporation organized under the laws of the State of Nevada. The name of the surviving corporation into which Daleco Resources Corporation plans to merge is Daleco Resources Corporation of Nevada.

         1. The address of Daleco Resources Corporation is 120 North Church Street, West Chester, Pennsylvania 19380, its place of organization is the State of Delaware, and its governing law is the law of the State of Delaware. The address of Daleco Resources Corporation of Nevada is 120 North Church Street, West Chester, Pennsylvania 19380, its place of organization is the State of Nevada, and its governing law is the Nevada Revised Statutes.

         2. Daleco Resources Corporation and Daleco Resources Corporation of Nevada, shall, pursuant to the provisions of the laws of the State of Delaware and the provisions of the State of Nevada Revised Statutes, be merged with and into a single corporation, to wit, Daleco Resources Corporation of Nevada, which shall be the surviving corporation when the merger becomes effective and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under the name Daleco Resources Corporation pursuant to the provisions of the Nevada Revised Statutes. The separate existence of Daleco Resources Corporation, which is sometimes hereinafter referred to as the "non-surviving corporation", shall cease when the merger becomes effective in accordance with the laws of the jurisdiction of its organization.

         3. The Articles of Incorporation of the surviving corporation shall be amended as part of the merger so that the name of the surviving corporation shall be Daleco Resources Corporation. These Articles of Incorporation shall be the Articles of Incorporation of the surviving corporation and shall continue in full force and effect until further amended and changed in the manner prescribed by the provisions of the Nevada Revised Statutes.

         4. The present bylaws of the surviving corporation will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Nevada Revised Statutes.

         5. The directors and officers of the non-surviving corporation when the merger becomes effective shall be the members of the Board of Directors and the officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.



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         6. Each issued share of the non-surviving corporation when the merger takes effect shall represent like share(s) of the surviving corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued when the merger takes effect shall continue to represent one issued share of the surviving corporation.

         7. The merger of the non-surviving corporation with and into the surviving corporation shall be authorized in the manner prescribed by the laws of the State of Delaware. The Plan of Merger herein made and approved has been submitted to and approved by the stockholder of the surviving corporation in the manner prescribed by the provisions of the Nevada Revised Statutes.

         8. In that the merger of the non-surviving corporation with and into the surviving corporation has been duly authorized in compliance with the laws of the jurisdiction of organization of the non-surviving corporation, and in that the Plan of Merger has been approved by the stockholders entitled to vote of the surviving corporation in the manner prescribed by the provisions of the Nevada Revised Statutes, the non-surviving corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Delaware and of the State of Nevada, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

         9. The Board of Directors and the proper officers of the non-surviving corporation and of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.



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         10. Pursuant to Section 252(d) of the General Corporation Laws of
Delaware, Daleco Resources Corporation of Nevada hereby agrees that it may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of Daleco Resources Corporation in the State of Delaware, as well as for the enforcement of any obligation of Daleco Resources Corporation of Nevada arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of ss.262 of the General Corporation Laws of Delaware and shall irrevocably appoint the Secretary of State as its agent to accept service of process in any such suit or other proceedings and shall specify the address to which a copy of such process shall be mailed by the Secretary of State.

                             Daleco Resources Corporation of Nevada

                             By:      /s/ Gary J. Novinskie
                                -------------------------------------------
                             Gary J. Novinskie
                             President

                             Daleco Resources Corporation

                             By:      /s/ Dov Amir
                                -------------------------------------------
                             Dov Amir
                             Chairman of the Board of Directors
                             and Chief Executive Officer

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